Exhibit 5.2

June 26, 2015

SHEARMAN & STERLING LLP

Four Embarcadero Center

Suite 3800

San Francisco, CA 94111-5994

The Board of Directors

Theravance Biopharma, Inc.

PO Box 309

Ugland House, South Church Street

George Town, Grand Cayman, Cayman Islands KY1-1104

Theravance Biopharma, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Theravance Biopharma, Inc., an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), Theravance Biopharma Antibiotics, Inc., an exempted company incorporated in the Cayman Islands with limited liability, (“TBA”), Theravance Biopharma Cayman Holdings, Inc., an exempted company incorporated in the Cayman Islands with limited liability, (“TBCH”), Theravance Biopharma R&D, Inc., an exempted company incorporated in the Cayman Islands with limited liability, (“TBRD”), Theravance Biopharma Ireland Limited, a limited company organized and existing under the laws of Ireland, (“TBI”), Theravance Biopharma UK Limited, a limited company organized and existing under the laws of England and Wales, (“TBUK” and together with the Company, TBA, TBCH, TBRD and TBI, the “Non-Covered Registrants”), Theravance Biopharma US, Inc., a Delaware corporation, (“TBUS” and together with TBUK,TBA, TBCH, TBRD and TBI, the “Subsidiary Guarantors”; the Subsidiary Guarantors together with the Company, the “Registrants”)  in connection with the preparation and filing by the Registrants of a registration statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), by the Registrants of, among other things, (i) one or more series of debt securities of the Company (the “Issuer Debt Securities”), (ii) any guarantees of such Issuer Debt Securities by the Subsidiary Guarantors (collectively, “Guarantees” and, together with the Issuer Debt Securities, the “Debt Securities”), and (iii) warrants of the Company (the “Warrants”). The offering of the Debt Securities and the Warrants will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each supplement, a “Prospectus Supplement”).

The Debt Securities will be issued in one or more series pursuant to an indenture, substantially in the form attached as Exhibit 4.4 to the Registration Statement, to be entered into between the Company and a trustee to be identified therein (the “Trustee”), and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Debt Securities, the “Applicable Indenture”). The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”), each to be entered into between the Company and a financial institution identified therein as the warrant agent (each, a “Warrant Agent”). Any Warrant Agreement, any Debt Securities and any Warrants are hereinafter referred to as the “Opinion Documents.”

In that connection, we have reviewed originals or copies of

(a)         The Registration Statement; and

(b)         The form of indenture attached as Exhibit 4.4 to the Registration Statement, including the provisions therein for the Guarantees.

We have also reviewed originals or copies of the certificate of incorporation and bylaws of TBUS, as well as such corporate records of the Registrants, certificates of public officials and of officers of the Registrants and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review of documents, and otherwise for the purposes of this opinion, we have assumed:

(a)                  The genuineness of all signatures.

(b)                  The authenticity of the originals of the documents submitted to us.

(c)                   The conformity to authentic originals of any documents submitted to us as copies.

(d)                  That each of the Opinion Documents is or will be the legal, valid and binding obligation of each party thereto, other than the Registrants, enforceable against each such party in accordance with its terms.

(e)                   That:

(i)                                     The Non-Covered Registrants are entities duly organized validly existing under the laws of the jurisdiction of their organization.

(ii)                                  The Non-Covered Registrants have power and authority (corporate or otherwise) to execute, deliver and perform, and have, or will have, duly authorized, executed and delivered, the Opinion Documents to which they are a party.

(iii)                               The execution, delivery and performance by the Registrants of the Opinion Documents do not or will not:

(A) except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to them; or

(B) result in any conflict with or breach of any agreement or document binding on it of which any addressee hereof has knowledge, has received notice or has reason to know.

(iv) Except with respect to Generally Applicable Law, no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on it of which an addressee has knowledge, has received notice or has reason to know) any other third party is required for the due execution, delivery or performance by the Registrants of the Opinion Documents or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the laws of the State of New York and California (including the rules and regulations promulgated thereunder or pursuant thereto), that a New York or California lawyer, as applicable, exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Opinion Documents or the transactions governed by the Opinion Documents, and for purposes of assumption paragraph (e) above the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Opinion Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to the specific assets or business of any party to the Opinion Document or any of its affiliates.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

1. When (i) the Applicable Indenture has been duly authorized, executed and delivered by all necessary corporate action of the Registrants, (ii) the Debt Securities have been duly authorized, (iii) the final terms thereof have been duly established and approved and (iv) the Debt Securities have been duly executed by the Registrants and authenticated by the Trustee in accordance with the Applicable Indenture and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Registrants, the Debt Securities will constitute legal, valid and binding obligations of the Company and the Subsidiary Guarantors, if any, enforceable against the Company and the Subsidiary Guarantors, if any, in accordance with the terms thereof and will be entitled to the benefits of the Applicable Indenture.

2. When (i) the Warrants and the applicable Warrant Agreement have been duly authorized, (ii) the final terms of the Warrants have been duly established and approved, (iii) certificates representing the Warrants have been duly executed by the Company and countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers thereof and (iv) the applicable Warrant Agreement has been duly executed and delivered by the Company and duly authorized, executed and delivered by the applicable Warrant Agent, the

Warrants will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the applicable Warrant Agreement and the applicable Warrant Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

Our opinions expressed above are subject to the following qualifications:

(a) Our opinions in paragraphs 1 and 2 above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

(b) Our opinions in paragraphs 1 and 2 above are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c) Our opinions are limited to Generally Applicable Law, and we do not express any opinion herein concerning any other law. We have not been asked to opine on the laws of the Cayman Islands, Ireland, or England and Wales and have not made any independent investigation of the laws of those jurisdictions.

This opinion letter is rendered to you in connection with the preparation and filing of the Registration Statement. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed therein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP